UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2011

CHINA BCT PHARMACY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-145620	20- 8067060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 102, Chengzhan Road
Liuzhou City, Guangxi Province, P.R.C. 545007
 (Address of principal executive offices, including zip code)

(011) 86-(772) 363 8318
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 5.02(b).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2011, the Board of Directors (the “Board”) of China BCT Pharmacy Group, Inc. (the “Company”) approved the appointment of  Kam-Cheung Chin, age 54, as a new member of the Board, effective on June 8, 2011 (the “Effective Date”), to fill the vacancy on the Board upon the departure of Mr. Engleong Lee, a current member whose term will expire on June 8, 2011.  Mr. Chin will also become the Chairman of the Audit Committee and a member of the Nominating and Corporate Governance and Compensation Committees of the Board.

Mr. Chin currently has been a solo practicing accountant since August, 2005, and has served as an independent director of Jiahua Stores Holdings Limited, a company listed on the Hong Kong Stock Exchange, since May, 2007.  Mr. Chin previously served as the Financial Controller and Company Secretary of Wing Shing International Holdings Ltd.(currently known as Petroasian Energy Holdings), a Hong Kong Stock Exchange listed company, from September 2004 to July 2005.  Mr. Chin was a solo practicing accountant from June, 2003 to September 2004, and was the Assistant Manager and Manager of Raymond S.W. Ho & Co., Certified Public Accountants from October, 2000 to May, 2003.

Mr. Chin has been an Associate of Chartered Institute of Management Accountants (the “CIMA”) of the United Kingdom since 1986 and has been a Fellow since 1993. Mr. Chin has also been a qualified member of Hong Kong Institute of Certified Public Accountants (the “HKICPA”) since 1987 and has held a Practicing Certificate since 2003.

Mr. Chin received his Graduate Diploma of Computing from a long distance program from Deakin University of Australia in 2001 and his Master of Business Administration degree from a special long distance program jointly provided by Deakin University and Association of Professional Engineers, Scientists and Managers Australia (APESMA) in 1998.  Mr. Chin received Higher Diploma in Accountancy from Lingnan College in Hong Kong in 1982.

Based on its investigation, the Board has determined that Mr. Chin is “independent” under the independence requirements pursuant to the rules and regulations of NYSE Amex and NASDAQ and Rule 10A-3 under the Securities Exchange Act of 1934, and he does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on its review, the Board has also determined that Mr. Chin qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, an “outside director” under Section 162(m) of the Internal Revenue Code and related regulations, and an “audit committee financial expert” as defined by Item 407 of Regulation S-K promulgated by the SEC.

In connection with the appointment, the Board of Directors of the Company has authorized the Company to provide Mr. Chin with compensation in the amount of HK$ 10,000 (approximately US$1,287) per month and has granted him an option to purchase 10,000 shares of the Company’s Common Stock, par value $0.001 at an exercise price of US$ 4 per share in the aggregate, and such option shall vest on the twelve-month anniversary of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China BCT Pharmacy Group, Inc.

Date: May 12, 2011	By:	/s/ Hui Tian Tang
Hui Tian Tang
Chief Executive Officer